The Prudential Investment Portfolios, Inc.
         -Jennison Growth Fund
	-Jennison Equity Opportunity Fund
	-Dryden Active Allocation Fund
- JennisonDryden Asset Allocation Funds

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         				May 31, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


          Re: The Prudential Investment Portfolios, Inc.
                        File No. 811-07343


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for The Prudential Investment
Portfolios, Inc. for the semi-annual period ended
March 31, 2005. The Form N-SAR was filed using the EDGAR system.



                                       Very truly yours,


				/s/ Deborah A. Docs
                                      Deborah A. Docs
                                         Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 31st day of May, 2005.







The Prudential Investment Portfolios, Inc.





Witness: /s/ Deborah A. Docs	By:/s/ Grace C. Torres
            Deborah A. Docs	 Grace C. Torres
            Secretary			    Treasurer





























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